TVI CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2008

FINANCIAL RESULTS

•	Company Achieves Goal of Operating Profit
•	Generates 50% Revenue Growth
•	Sells Signature Assets in Florida
•	Plans to Divest Remaining Tent Rental Business
•	Provides Update on NASDAQ Listing

GLENN DALE, MD – October 21, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of first receiver and first responder products and provider of event shelter and equipment rentals, today announced preliminary results for the third quarter ended September 30, 2008.

The Company expects to report revenue of approximately $11 million for the third quarter of 2008, an increase of 50 percent from approximately $7 million in revenue for the third quarter of 2007. The Company also expects operating income of approximately $1.3 million for the third quarter of 2008 compared with an operating loss of $1.7 million for the third quarter of 2007. These results reflect a decision by TVI management and its Board of Directors to exit the Signature tent rental business, which has been classified as discontinued operations. Therefore, in compliance with generally accepted accounting principles, the Company has excluded the contributions from the Signature tent rental business from its revenue and operating income from continuing operations for the quarter. On a pro-forma basis, assuming the accounting change had not occurred, revenue and operating profit in the third quarter would have been approximately $13.0 million and $500,000, respectively, compared with revenue of $11.7 million and an operating loss of $3.2 million, a year ago.

“We achieved our goal of operating profitability for the third quarter by generating strong core revenue growth and continuing to tightly control expenses,” said Lt. General Harley Hughes, USAF (Ret.). “Our comprehensive turnaround plan is working and we are seeing the results in each of our business segments. During the quarter, we began shipping sizeable volumes of filter canisters to the military, and announced a $3.5 million follow-on order for C2A1 filter canisters from the U.S Army. To date, we have generated more than $10 million in canister orders since completing first-article testing earlier this year. In addition, we added a third shift to our filter canister operation during the quarter and the plant is running near capacity based on our order backlog.”

Hughes added, “Also contributing to our revenue growth and operating profit in the quarter were our shelters segment and the continuing operations of our Signature business. The product mix within our shelters and related products group normalized in the quarter, and contributed higher-margin revenue than in the second quarter. Within Signature, hurricane disaster relief orders for our generators, HVAC equipment and kitchen equipment also boosted our third-quarter margins.”

The Company expects to release its complete third-quarter 2008 financial results during the week of November 10, 2008. A separate news release will be issued to announce the specific date and the details for the live conference call. The results in this release are preliminary and subject to the completion of the final financial statements, including the review of those financial statements by the Company’s internal and independent accounting professionals and TVI’s audit committee.

Sale of Signature Assets

In an effort to further reduce costs and streamline its business, TVI sold a portion of its Florida-based Signature Special Event Services tent rental assets. Proceeds from the Florida sale totaled approximately $500,000. TVI also announced its intention to exit the tent-rental business and to divest the related assets, which are based in Maryland. As a result, its third-quarter financial statements will include a non-cash charge of approximately $5.2 million related to the impairment of the tent assets and brand-name intangible. TVI is working to terminate the Florida and Frederick location leases.

“We determined that it is in the best interest of our shareholders for us to exit the tent rental business completely and monetize those assets,” Hughes said. “We are retaining the Signature assets that strategically complement TVI, including mobile kitchens, HVAC and power equipment. These components of the Signature business fit more consistently with the goals on which we are focused going forward.”

NASDAQ Delisting Update

TVI previously announced on September 19, 2008 that the NASDAQ Listing Qualifications Panel granted TVI’s request to remain listed on The NASDAQ Capital Market, subject to the condition that on or before December 1, 2008, TVI must have evidenced a closing bid price of $1 or more for its common stock for a minimum of ten prior consecutive trading days. Under the terms of the initial exception granted, TVI’s Board of Directors was able to defer a decision on a reverse stock split until October 21, 2008.

On October 16, 2008, given the current extraordinary market conditions at large, NASDAQ suspended the bid price and market value requirements of publicly held shares on its exchange through Friday, January 16, 2009. These rules will be reinstated on Monday, January 19, 2009. As a result of the temporary suspension of the minimum bid price rule, TVI now has until March 4, 2009 to regain compliance with the minimum bid price rule. Therefore, TVI’s Board is delaying any decision regarding a reverse stock split at this time.

NASDAQ’s temporary suspension relates only to the rules requiring a minimum $1 closing bid price or a minimum market value of publicly held shares. There can be no assurance that in the future TVI will achieve compliance with the minimum $1 bid price or continue to satisfy the other NASDAQ listing requirements.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; our ability to manage growth should it occur; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry in general. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300